UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                January 11, 2006
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                   NEVADA                             20-2033200
                   ------
      (State or other jurisdiction of     (IRS Employer Identification No.)
      incorporation or organization)

                                                         1311
                                                         ----
                                            (Primary Standard Industrial
                                                 Classification Code)
        675 BERING DRIVE, SUITE 200
               HOUSTON, TEXAS                           77057
               --------------                           -----
 (Address of principle executive offices)             (Zip Code)



                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2006, Petrosearch Energy Corporation, joined by its subsidiaries, Petrosearch Operating Company, L.L.C., Buena Vista Petrosearch, L.L.C., Pursuit Petrosearch, L.L.C., Rocky Mountain Petrosearch, L.L.C., Big Sky Petrosearch, L.L.C., and Great Buffalo Petrosearch, L.L.C. (collectively referred to herein as the "Company"), entered into an Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. (collectively referred to herein as "Rock"). The Agreement generally covers the geographic areas of current operations in Jefferson County, Mississippi and Colorado County, Texas affecting the Company and Rock, including agreements and stipulations regarding future operations in those geographic areas, the terms under which future exploration and development participation opportunities shall be offered by the Company to Rock, and agreed procedures for conducting internal audits and accounting reconciliations. As part of the transaction with Rock, the parties have executed an Amended Right of First Refusal Agreement (the "Amended ROFR") which replaces the previous Right of First Refusal Agreement between the Company and Rock which was entered in March 2004 (the "ROFR"). Copies of the Agreement and the Amended Right of First Refusal Agreement are attached hereto as Exhibits
10.1 and 10.2, respectively. The significant terms of the transaction are described below.

AMENDED  RIGHT  OF  FIRST  REFUSAL  AGREEMENT

The Amended ROFR has more limited applicability to the Company's various projects than the ROFR. While the original agreement required all Company prospects to be presented to Rock for consideration by Rock, the Amended ROFR does not require that all Company prospects be offered to Rock for participation. The Amended ROFR also does not require that the Company offer to Rock prospects in any specified area, although the parties have separately stipulated to certain specified areas of mutual interest in the Mississippi and Colorado County areas based upon historical operations in those areas. The Amended ROFR permits the Company to decide which projects will be offered to Rock, so long as the projects actually presented are projects in which the Company owns or intends to retain a minimum of ten percent (10%) of the project interest available to the Company.

Under the Amended ROFR, Rock's percentage participation is limited to the range between ten percent (10%) minimum participation and forty percent (40%) maximum participation, while the ROFR permitted Rock to take up to 100% of a prospect, if desired. All of the above participation interests are fractions of the interest available to the Company. That is, if 70% of a project is available, Rock's participation would be between 7% and 28% of the project.

The Amended ROFR also calls for a minimum funding commitment required from Rock equal to $3,000,000 per year, without the right to carry over to any subsequent year as a credit excess expenditures above the minimum required commitment for that year. The term of the Amended ROFR will automatically renew from December 31 of a given year to December 31 of the following year: 1) if Rock meets its funding minimum in a calendar year, 2) if the funding minimum is not met, but the Company otherwise has failed to offer a sufficient number of projects to Rock such that theoretical participation by Rock in one-half of the offered prospects to the extent of twenty five percent (25%) would have resulted in Rock achieving the funding minimum; or 3) if more than one-half of the prospects offered to Rock are offered during October, November or December of a calendar year.

The Amended ROFR provides that the reversionary interest to be retained by the Company in each prospect which is accepted by Rock shall be a twenty-five percent (25%) reversionary interest in each interest assigned to Rock, with the reversion to take effect upon "payout" or recoupment of Rock's development costs net to that interest. Under the Amended ROFR, if the particular prospect is a drilling project without existing oil and gas production, then payout will be computed on a well-by-well basis. However, if the prospect includes existing oil and gas production acquired by the parties, then payout will be computed on a prospect-wide basis, inclusive of drilling costs expended after acquisition on reworked and new wells. Under the Amended ROFR, the Company has agreed to reduce its after payout reversionary interest in an accepted project in the event the Company gives better after-payout terms to a third party in the same prospect, thereby providing Rock the same benefits of the terms offered to any such third party.

JEFFERSON  COUNTY,  MISSISSIPPI  OPERATIONS  AND  RESTRUCTURE

The Company's Jefferson County, Mississippi operations have, to date, been conducted by our operating subsidiary, Petrosearch Operating Company, L.L.C. ("POC"). Prior to this transaction, one hundred percent (100%) of the applicable oil and gas leases on which drilling of the Phillips-Burkley No. 1
Well have occurred were assigned to Rock subject to a reversionary interest retained and owned by our subsidiary, Buena Vista Petrosearch, L.L.C. ("BVPS"), which was to take effect when Rock recouped 100% of its development costs.

As part of the transaction, the Company shall fund all exploration costs of the Phillips-Burkley No. 1 Well going forward pursuant to a new operating agreement between POC and BVPS. Further, as part of the transaction, Rock was assigned a 50% ownership position in BVPS. Rock will retain its ownership of the gas pipeline associated with the project but will grant us the right to transport gas through the pipeline at the rate of ten cents per Mcf through December 31, 2006 and five cents per Mcf thereafter. Rock has executed a promissory note in favor of the Company in the principal amount of $791,869.41 to repay the outstanding acquisition and development costs of the project which accrued prior to September 30, 2005. This note bears interest at the rate of 6% and is payable in four equal monthly installments beginning February 1, 2006. The sharing of production proceeds, if any, derived from the Phillips-Burkley No. 1 Well shall be staged. Beginning with the effective date of the agreement until the Company recoups from production all sums paid by the Company toward Phillips-Burkley #1 operations after September 30, 2005 (the "Stage 1 Payout"), the Company shall retain all of the net profits, if any, as a production payment. After the Stage 1 Payout event occurs, the Company and Rock shall share equally in the production payment. At such time during this sharing period, the Company and Rock shall each receive $3,905,504.90 (the "Stage 2 Payout"). Subsequent to the Stage 2 Payout, certain persons vested with a collective 20% reversionary interest in BVPS (one of whom is our chief operating officer who owns a 5% reversionary interest) shall be entitled to receive their limited liability company interest which will decrease the collective interests of the Company and Rock in BVPS to 80% of profits from leasehold revenues. At the point of the Stage 2 Payout, Rock's 40% interest as the owner of one-half of BVPS shall be assigned to it by BVPS, thereby eliminating Rock's interest in BVPS in favor of a direct working interest ownership. However, Rock has the right to waive this automatic conversion to direct ownership after Stage 2 Payout if it desires.

MISSISSIPPI AMI LEASES

As part of the transaction, if either the Company or Rock acquires an oil and gas lease within the area of mutual interest designated by the parties, then the acquiring party shall offer to the other the right to acquire at cost a 50% interest in the acquired oil and gas lease.

COLORADO COUNTY, TEXAS OPERATIONS AND RESTRUCTURE

Under the prior agreements between the parties, one hundred percent (100%) of the Colorado County "Garwood" Prospect was assigned by the Company to Rock subject to a reversionary interest retained and owned by Pursuit Petrosearch, L.L.C. ("Pursuit"), the Company's subsidiary, which was to take effect when Rock recouped 100% of its development costs on a well-by-well basis. As in the case of the Jefferson County, Mississippi operations, the operator for the "Garwood" Prospect to date has been POC.

Under the terms of the transaction, the parties have divided this geographic region into three (3) parts, the Garwood North Leases, the Garwood South Leases and the Garwood Area of Mutual Interest or "AMI" Leases. As to the Garwood North area, POC shall remain the operator. As to the Garwood South and Garwood AMI Leases, Rock shall be the operator. However, Rock has engaged POC as a contract operator for a term which is yet to be determined in order to take advantage of POC's existing regulatory registrations and bonding status.

COMPANY REVERSIONARY INTERESTS IN COLORADO COUNTY, TEXAS WELLS

The ROFR provided for a reversionary interest equal to thirty-three and one-third percent (33.33%) of the interest assigned to Rock which interest would take effect upon Rock recouping 100% of its acquisition and development costs. Under the terms of the transaction, the Company's after payout reversionary interest has been adjusted to 21.5% as to Garwood South Leases and shall be computed on a well-by-well basis. The Company's after payout reversionary interest shall remain 33.33% as to wells drilled on Garwood North Leases, likewise on a well-by-well basis. For purposes of calculating "payout", the parties have stipulated to certain existing balances outstanding which are owed by Rock to the Company, subject to completion of an audit. These sums shall be applied as payout calculation deficits in the payout formulae as more fully described in the transaction documents.

COLORADO COUNTY, TEXAS DEVELOPMENT COMMITMENT

During calendar 2006, Rock has agreed to expend net to its interests not less than $8,000,000 toward development of the Garwood North and Garwood South leases. The parties contemplate that this commitment shall be met by Rock's participation in two projects contemplated in 2006, being a new well in the Garwood North area and a recompletion of an existing wellbore known as the Kallina #2 Well. The timing of the 2006 projects will not be overlapped so that costs may be closely monitored. Rock is not obligated to commit to operations exceeding $8,800,000, should the proposed projects exceed $8,000,000 in the aggregate.

COLORADO COUNTY, TEXAS AMI LEASES

For five (5) years from the date of the Agreement, the Company and Rock have agreed that as to oil and gas leases which one or the other has acquired prior to consummation of the Agreement which are neither in the Garwood North nor Garwood South area, the party which has acquired the particular lease shall offer the other the right to acquire percentage ownership in the lease, being 80% if the offer is made to Rock and 20% if the offer is made to the Company.
AUDIT

The parties have conducted preliminary internal audits and accounting reconciliations regarding operations to date and have agreed to complete their internal audits pursuant to standards provided by the Council of Petroleum Accountants Societies ("COPAS")



ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Number     Description
------     -----------

10.1       Agreement

10.2       Amended Right of First Refusal Agreement



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PETROSEARCH ENERGY CORPORATION
Date:  January 17, 2006
                                      By: /s/ Richard D. Dole
                                      -----------------------------------------
                                        Richard D. Dole
                                        Chief Executive Officer and President